    Exhibit 99.1
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATION OF SUCH JURISDICTION

THIS IS AN ANNOUNCEMENT FALLING UNDER RULE 2.8 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE "CODE")

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

For Immediate Release 4 October 2023

Statement Regarding Pendragon plc

On 20 September 2023, Pendragon plc ("Pendragon") announced that it had received a possible offer from Hedin Mobility Group AB (publ) (“Hedin”) and PAG International Ltd. (“PAG”).

Hedin and PAG confirm that they do not intend to make an offer for Pendragon.

Accordingly, except with the consent of the Panel on Takeovers and Mergers (the “Takeover Panel”), Hedin and PAG, and any person acting in concert with Hedin and PAG, is bound by the restrictions under Rule 2.8 of the Code.

For the purposes of Rule 2.8 of the Code, Hedin and PAG (and any person(s) acting in concert with them) reserve the right to make or participate in an offer for Pendragon (and/or take any other actions which would otherwise be restricted under Rule 2.8 of the Code) within the next six months following the date of this announcement:

i)    with the agreement or recommendation of the board of Pendragon;

ii)    following the announcement of a firm intention to make an offer for Pendragon, by or on behalf of a third party;

iii)    following the announcement by Pendragon of a Rule 9 waiver proposal (as described in Note 1 of the Notes on Dispensations from Rule 9) or a reverse takeover (as defined in the Code); and/
or

iv)    if there has been a material change of circumstances (as determined by the Takeover Panel).

Enquiries:

Prosek Partners          Tel: +44 (0) 777 333 1589

Publication of this announcement

A copy of this announcement will be available, subject to certain restrictions relating to persons resident in restricted jurisdictions, at www.hedinmobilitygroup.com no later than 12 noon (London time) on 5 October 2023. The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.

The person responsible for arranging for the release of this announcement on behalf of Hedin and PAG is Andreas Joersjo.